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                                                                   Exhibit 10.23



                                    AGREEMENT


                  This Agreement ("Agreement") is made by and among Alleghany Corporation ("Alleghany"), Underwriters Reinsurance Company ("URC") and London Life and Casualty Reinsurance Corporation ("London Life"). This Agreement is effective as of the date of December 20, 2000 (the "Effective Date").


                               W I T N E S S E T H


                  WHEREAS, URC and London Life entered into the five in force Aggregate Stop Loss Covers, including all addenda, listed on Exhibit A hereto (the "Stop Loss Covers"); and


                  WHEREAS, URC is a wholly owned subsidiary of Underwriters Re Group, Inc. ("URG"); and


                  WHEREAS, in connection with the sale of URG by Alleghany to Swiss Re America Holding Corporation in May 2000, URC and London Life entered into the Adverse Development Cover listed on Exhibit A hereto (the "ADC", and together with the Stop Loss Covers, the "Reinsurance Treaties"); and


                  WHEREAS, as security for the performance by London Life of obligations owed by it to URC under the ADC, London Life established a trust (the "Trust Fund") for the benefit of URC pursuant to a trust agreement dated May 9, 2000 (the "Trust Agreement") by and among URC, London Life and Bankers Trust Company, as trustee (the "Trustee"); and


                  WHEREAS, Alleghany provided a letter of intention to London Life dated December 20, 1999 in respect of certain matters arising under or related to the Reinsurance Treaties (the "December 1999 Letter"); and


                  WHEREAS, URC and London Life desire to fully, finally and forever determine, settle and commute all liabilities and obligations, known or unknown, arising under or related to any and all of the Stop Loss Covers, and to fully release each other from all past, present and future obligations arising under or related to the said Stop Loss Covers (the "Commutation"); and


                  WHEREAS, URC and London Life desire to fully, finally and forever rescind the ADC (the "Rescission"); and


                  WHEREAS, Alleghany and London Life desire to fully, finally and forever determine, settle and commute all liabilities and obligations, known or unknown, arising under or related to the December 1999 Letter or arising under or related to any and all of the Reinsurance Treaties, and to fully release each other from all past, present and future obligations arising under or related to the said December 1999 Letter or the said Reinsurance Treaties (the "Alleghany Release"); and

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                  WHEREAS, the parties have determined that it is necessary and desirable to set forth in this Agreement the transactions required to effect the Commutation, the Rescission and the Alleghany Release;


                  NOW, THEREFORE, in consideration of the mutual promises made and releases granted herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. On the Effective Date, Alleghany will pay to London Life, or, at the direction of London Life, Alleghany will pay to URC, an amount in cash equal to $66,863,000 (the "Alleghany Payment"). London Life agrees that the payment by Alleghany of the Alleghany Payment on the Effective Date will fully, completely and forever extinguish all liabilities and obligations of Alleghany arising under or related to the December 1999 Letter or the Reinsurance Treaties.

                  2. On the Effective Date, URC will be paid an amount (the "Settlement Payment") equal to $115,654,265 (one hundred fifteen million, six hundred fifty four thousand, two hundred sixty five dollars). Of the Settlement Payment, $86,000,000 represents the amount paid to commute and settle the Stop Loss Covers (the "Commutation Amount"), and $29,654,265 represents the amount paid in connection with the rescission of the ADC (the "Rescission Amount"). Of the Rescission Amount, $28,607,040 represents the return of the ADC premium (net of federal excise tax ("FET")), and $1,047,225 represents an interest credit on the full amount of the ADC premium (including FET) at the rate of 6% per annum from May 11, 2000 through the Effective Date.

                  3. The Settlement Payment will be paid to URC as follows: (i) London Life hereby directs Alleghany to pay the Alleghany Payment in cash to URC on the Effective Date; (ii) on the Effective Date, London Life and URC will jointly instruct the Trustee to liquidate the assets held in the Trust Fund as soon as reasonably possible and, upon completion of the liquidation, to pay the proceeds of such liquidation up to $45,791,265 (the "Liquidation Amount") to URC, with any proceeds in excess of the Liquidation Amount to be paid to London Life; and (iii) on the Effective Date, London Life will pay to URC an amount in cash equal to $3,000,000. In addition, following completion of the liquidation and payment of the Liquidation Amount to URC, London Life will pay URC an amount, such amount to represent interest on the Liquidation Amount, equal to $7,500 per day from the Effective Date through the date that the Liquidation Amount is paid to URC.

                  4. As of the Effective Date, London Life shall and does hereby relinquish to and in favor of URC all of London Life's rights and interests in respect of the Withheld Accounts, as defined in the Stop Loss Covers.

                  5. On the Effective Date, URC shall release and return to London Life any Letters of Credit or other security held by URC under the Stop Loss Covers as security for the performance by London Life of any of its obligations arising under or related to the Stop Loss Covers, except as provided in paragraph 4 above.

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                  6. London Life agrees that, if the proceeds of liquidation of the assets of the Trust Fund are less than the Liquidation Amount, then London Life shall promptly pay to URC an amount in cash equal to the difference between the Liquidation Amount and the proceeds of liquidation of the assets of the Trust Fund.

                  7. All payments to be made to URC hereunder shall be made in United States Dollars ($) and by wire transfer to the bank account of URC designated by URC on Schedule I to this Agreement.

                  8. As of the Effective Date, each of London Life and URC does hereby fully, finally and forever rescind the ADC in its entirety.

                  9. In consideration of the Settlement Payment and the release by London Life of its rights and interests in the Withheld Accounts, and of the mutual promises made and the mutual releases granted herein, London Life and URC each does hereby release and forever discharge the other from any and all liabilities and obligations arising under or related to any and all of the Reinsurance Treaties, whether such liabilities or obligations are known or unknown, reported or unreported, and whether currently existing or arising in the future (the "Reinsurance Treaties Released Liabilities"). Such Reinsurance Treaties Released Liabilities shall include but are not limited to all claims, debts, demands, allegations, actions, causes of action, suits, duties, dues, sums of money, accounts, reckonings, bonds, specialties, indemnities, exonerations, covenants, contracts, controversies, agreements, promises, omissions, trespasses, variances, damages, judgements, costs, expenses and losses whatsoever arising under or related to the Reinsurance Treaties, including but not limited to any common law or statutory claims for fraud and misrepresentation, or any other claims whatsoever. It is the intention of the parties that this release shall operate as a full and final settlement of all past, present and future obligations and liabilities of URC to London Life and of London Life to URC arising under or related to the Reinsurance Treaties and shall completely discharge any claim whatsoever by either URC or London Life against the other arising under or related to the Reinsurance Treaties. URC specifically agrees and acknowledges that Alleghany has no obligations or liabilities to URC arising under or related to the Reinsurance Treaties.

                  10. In consideration of Alleghany's payment at the direction of London Life of the Alleghany Payment being paid to URC as part of the Settlement Payment, and of the mutual promises made and the mutual releases granted herein, Alleghany and London Life each does hereby release and forever discharge the other from any and all liabilities and obligations arising under or related to the December 1999 Letter or arising under or related to any and all of the Reinsurance Treaties, whether such liabilities or obligations are known or unknown, reported or unreported, and whether currently existing or arising in the future (the "Alleghany Released Liabilities"). Such Alleghany Released Liabilities shall include but are not limited to all claims, debts, demands, allegations, actions, causes of action, suits, duties, dues, sums of money, accounts, reckonings, bonds, specialties, indemnities, exonerations, covenants, contracts, controversies, agreements, promises, omissions, trespasses, variances, damages, judgements, costs, expenses and losses whatsoever arising under or related to the December 1999 Letter or arising under or related to the Reinsurance Treaties, including but not limited to any common law or statutory claims for fraud and misrepresentation, or any other claims whatsoever. It is the intention of the parties that this release shall operate as a full and final settlement of all past,


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present and future obligations and liabilities of Alleghany to London Life and of London Life to Alleghany arising under or related to the December 1999 Letter or the Reinsurance Treaties, and shall completely discharge any claim whatsoever by either Alleghany or London Life against the other arising under or related to the December 1999 Letter or the Reinsurance Treaties.

                  11. London Life and URC specifically agree and acknowledge that the Settlement Payment is being released to URC in good faith and constitutes fair consideration for the discharge of amounts allegedly owing now or potentially owing in the future by London Life to URC arising under or related to the Reinsurance Treaties.

                  12. URC may seek to collect refunds of FET paid in connection with the commutation of URC Aggregate Excess of Loss Treaty No. 348-9 and in connection with the ADC premium. London Life agrees to cooperate with URC, at London Life's own expense, in URC's efforts to collect such refunds of FET to the extent reasonably requested by URC. London Life agrees that any such refunds of FET collected by URC shall be retained by URC.

                  13. This Agreement shall have no effect upon any reinsurance treaties in effect between URC and London Life other than the Reinsurance Treaties listed on Exhibit A attached hereto. By entering into this Agreement, URC expressly does not release, modify, compromise or waive any rights it may have under any reinsurance agreements in effect between URC and London Life other than the Reinsurance Treaties listed on Exhibit A attached hereto.

                  14. This Agreement is made by each party, and the releases given hereunder are given by each party, on behalf of itself, its affiliates, parents and subsidiaries, officers, directors, shareholders and agents and their heirs, executors, administrators, predecessors, successors and assigns and such releases given to a party hereunder shall also release and forever discharge such party's affiliates, parents and subsidiaries, officers, directors, shareholders and agents and their heirs, executors, administrators, predecessors, successors and assigns. The rights, duties and obligations set forth in this Agreement shall inure to the benefit of and be binding upon any and all predecessors, parents, successors, affiliates, officers, directors, employees, subsidiaries, stockholders, liquidators, receivers and assigns of each of the parties hereto. Nothing in this Agreement is intended to benefit any third party.

                  15. Each party hereto expressly warrants and represents that it is a company in good standing in its jurisdiction of incorporation; that the execution of this Agreement is fully authorized by it; that the person executing this Agreement on its behalf has the necessary and appropriate authority to do so; that the execution, delivery and performance by it of this Agreement does not and will not contravene any law, governmental rule or regulation, judgment or order applicable to it, and does not and will not contravene any provision of, or constitute a default under, any agreement or instrument to which it is a party or by which its properties are bound; and that no authorization, consent or approval of any government entity is required to make this Agreement valid and binding upon them.

                  16. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver by such party of such provision or any other provision of this Agreement. No waiver of any provision of this Agreement by any party shall be deemed a waiver of any of its other terms, nor shall such waiver constitute a continuing waiver.

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                  17. In the event that any court of competent jurisdiction
renders a final, non-appealable order or ruling declaring this Agreement null, void, illegal or unenforceable, it is mutually agreed by URC, London Life and Alleghany that this Agreement shall be immediately rescinded, that the Alleghany Payment shall be refunded by URC to Alleghany, and that the portion of the Settlement Payment paid by London Life (including the proceeds of liquidation of the assets of the Trust Fund paid to URC as provided in paragraph 3 above) shall be refunded by URC to London Life, so that each of the parties hereto shall be restored to the position it was in just prior to the making of this Agreement.

                  18. Each party to this Agreement represents and warrants to the other parties hereto that the drafting and negotiation of this Agreement has been participated in by each of the parties or their counsel, or both, and for all purposes this Agreement shall be deemed to have been drafted jointly by all parties.

                  19. Each party to this Agreement represents and warrants to the other parties hereto that this Agreement is entered into freely, without duress, in good faith, at arms' length, in the regular course of business and in reliance on its own independent investigations and analyses of the facts underlying the subject matter of this Agreement, and that except as set forth in writing in this Agreement, the decision to execute the Agreement is not predicated upon or influenced by any declarations, representations, warranties or promises of any kind made directly or indirectly by the other party, or any predecessors in interest, successors, assigns, officers, directors, employees or agents of same.

                  20. The parties, as between and among themselves, understand that they may have sustained damages or incurred obligations that may not yet be manifest and that are presently unknown, but nevertheless, URC deliberately intends and does hereby release each of London Life and Alleghany to the extent that this Agreement so provides, and London Life deliberately intends and does hereby release each of Alleghany and URC to the extent that this Agreement so provides. Furthermore, the parties expressly accept and assume the risk that the factual or legal assumptions made by either party in connection with this Agreement may be found hereafter to be different from the true facts or law, and the parties agree that this Agreement shall be and remain in full force and effect notwithstanding such differences in facts or law. In this regard, the parties specifically waive the provisions of the California Civil Code, Section 1542, which provides as follows:


                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

                  21. This Agreement shall constitute the entire Agreement among the parties as respects its subject matter and supersedes all prior or contemporaneous discussions, understandings or agreements. No supplement, modification, waiver or termination of this Agreement shall be binding or enforceable unless executed in a writing signed by all of the parties hereunder, and this provision cannot be orally waived.

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                  22. This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument and agreement.

                  23. This Agreement shall be interpreted and governed by the laws of the State of California.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the dates indicated below.

Signed in New York, New York, this      20th     day of December 2000,
                                     -----------
For and on behalf of Alleghany Corporation


By:          /s/ David B. Cuming
             ---------------------
Title:       Senior Vice President
             ---------------------

Signed in Calabasas, California, this   20th     day of December 2000,
                                      ----------
For and on behalf of Underwriters Reinsurance Company


By:          /s/ Stephen C. Kolakowski
             ------------------------
Title:       Senior Vice President
             ------------------------


Signed in St. Michael, Barbados, W.I., this    20th    day of December 2000,
                                            ----------
For and on behalf of London Life and Casualty Reinsurance Corporation


By:          /s/ Philip S. Young
             -------------------
Title:       President & CEO
             -------------------


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                                    EXHIBIT A

                          TO THE AGREEMENT BY AND AMONG
             ALLEGHANY CORPORATION, UNDERWRITERS REINSURANCE COMPANY
              AND LONDON LIFE AND CASUALTY REINSURANCE CORPORATION,
                        EFFECTIVE AS OF DECEMBER 20, 2000



URC TREATY NO.               REINSURANCE TREATY                              EFFECTIVE DATE
-------------                ------------------                              --------------
349-9                        Aggregate Excess of Loss                        July 1, 1995
                             Addendum No. 1                                  January 1, 1998
                             Addendum No. 2                                  April 30, 2000

352-9                        Aggregate Excess of Loss                        July 1, 1996
                             Addendum No. 1                                  January 1, 1998
                             Addendum No. 2                                  April 30, 2000

354-9                        Aggregate Excess of Loss                        July 1, 1997
                             Addendum No. 1                                  January 1, 1998
                             Addendum No. 2                                  July 1, 1997
                                                                             April 30, 2000

355-9                        Aggregate Excess of Loss                        July 1, 1998
                             Addendum No. 1                                  April 30, 2000

356-9                        Aggregate Excess of Loss                        July 1, 1999
                             Addendum No. 1                                  April 30, 2000

ADC00                        Aggregate Excess of Loss (ADC)                  May 10, 2000



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                                   SCHEDULE I

                          TO THE AGREEMENT BY AND AMONG
             ALLEGHANY CORPORATION, UNDERWRITERS REINSURANCE COMPANY
              AND LONDON LIFE AND CASUALTY REINSURANCE CORPORATION,
                        EFFECTIVE AS OF DECEMBER 20, 2000

                          URC BANK ACCOUNT INFORMATION



   The Bank of New York
   ABA 021000018
   Credit Acct:  GLA111565
   Account Name:  Institutional Custody Insurance Division

   For Further Credit to:  Underwriters Reinsurance Company
   Account #367599